Exhibit 99.1

Sonos Reports First Quarter Fiscal 2023 Results

Delivers record Q1 revenue despite economic headwinds, maintains Fiscal 2023 outlook

Santa Barbara, CA – February 8, 2023 - Sonos, Inc. (Nasdaq: SONO) today reported first quarter fiscal 2023 results.

First Quarter 2023 Financial Highlights (unaudited)

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Revenue increased 1.2% year-over-year to $672.6 million; on a constant-currency basis, revenue increased approximately 7.0% year-over-year
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Gross margin decreased 540 basis points year-over-year to 42.4%
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GAAP net income of $75.2 million compared to $123.5 million last year
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GAAP diluted earnings per share (EPS) of $0.57 compared to $0.87 last year
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Non-GAAP net income1 of $103.4 million compared to $146.1 million last year
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Non-GAAP diluted EPS1 of $0.79 compared to $1.03 last year
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Adjusted EBITDA of $123.9 million compared to $163.1 million last year
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Adjusted EBITDA margin of 18.4% compared to 24.6% last year
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Free cash flow of $167.6 million. Cash flows from operating activities of $182.3 million
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Inventories of $306.1 million, down 33% from last quarter
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Finished goods of $261 million, down 36% from last quarter

Notes: 1 Non-GAAP net income/earnings per share (EPS) exclude stock-based compensation, legal and transaction related fees, and amortization of intangibles. See “Use of Non-GAAP Measures” and reconciliations to GAAP measures below.

“We are pleased to report record first quarter revenue of $672.6 million and adjusted EBITDA of $123.9 million. We entered the quarter with our healthiest in-stock inventory position in three years which allowed us to meet the tremendous customer response to our industry-leading product portfolio and gain share across our key categories and geographies. Our results are a testament to the strength of the Sonos brand, our category leadership and the power of our flywheel,” said Patrick Spence, CEO of Sonos.

Mr. Spence continued, “Looking ahead, we remain on track to deliver against our fiscal 2023 guidance as we build upon our momentum and prepare to launch multiple new products this year. While significant macroeconomic uncertainty remains, my conviction in the long-term potential of Sonos has never been stronger.”

Fiscal 2023 Outlook - Unchanged from 4Q22

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Revenue in the range of $1.7 billion to $1.8 billion, representing a decline of -3% to growth of 3% from fiscal 2022, or growth of 1% to 7% on a constant currency basis
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Gross margin in the range of 45.0% to 46.0%
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Adjusted EBITDA in the range of $145 million to $180 million, representing a decline of 36% to 21% from fiscal 2022
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Adjusted EBITDA margin of 8.5% to 10.0%

Supplemental Earnings Presentation

The company has posted a supplemental earnings presentation accompanying its first quarter fiscal 2023 results to the Earnings Reports section of its investor relations website at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.

Conference Call, Webcast and Transcript

The company will host a webcast of its conference call and Q&A related to its first quarter fiscal 2023 results on February 8, 2023, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx.

The conference call may also be accessed by dialing (888) 330-2454 with conference ID 8641747. Participants outside the U.S. can access the call by dialing (240) 789-2714 using the same conference ID.

An archived webcast of the conference call and a transcript of the company’s prepared remarks and Q&A session will also be available at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following the call.

Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2022	January 1, 2022
Revenue	$ 672,579	$ 664,481
Cost of revenue	387,522	347,096
Gross profit	285,057	317,385
Operating expenses
Research and development	76,940	61,330
Sales and marketing	78,696	83,736
General and administrative	43,117	39,725
Total operating expenses	198,753	184,791
Operating income	86,304	132,594
Other income (expense), net
Interest income	1,967	33
Interest expense	(158)	(98)
Other income (expense), net	23,576	(1,402)
Total other income (expense), net	25,385	(1,467)
Income before provision for income taxes	111,689	131,127
Provision for income taxes	36,501	7,646
Net income	$ 75,188	$ 123,481

Net income attributable to common stockholders:
Basic and diluted	$ 75,188	$ 123,481

Net income per share attributable to common stockholders:
Basic	$ 0.59	$ 0.97
Diluted	$ 0.57	$ 0.87

Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	127,212,245	127,662,826
Diluted	131,502,986	142,322,448

Total comprehensive income
Net income	75,188	123,481
Change in foreign currency translation adjustment	(7,226)	(360)
Comprehensive income	$ 67,962	$ 123,121

Condensed Consolidated Balance Sheets
(unaudited, dollars in thousands, except par values)
	As of
	December 31, 2022	October 1, 2022
Assets
Current assets:
Cash and cash equivalents	$ 431,533	$ 274,855
Accounts receivable, net of allowances	109,703	101,206
Inventories	306,056	454,288
Prepaids and other current assets	34,765	37,042
Total current assets	882,057	867,391
Property and equipment, net	85,068	86,168
Operating lease right-of-use assets	25,894	28,329
Goodwill	80,941	77,300
Intangible assets, net
In-process research and development	70,640	64,680
Other intangible assets	24,705	26,384
Deferred tax assets	1,416	1,508
Other noncurrent assets	36,154	36,628
Total assets	$ 1,206,875	$ 1,188,388
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 236,037	$ 335,758
Accrued expenses	138,344	109,290
Accrued compensation	26,430	23,624
Deferred revenue, current	19,560	27,318
Other current liabilities	57,268	39,649
Total current liabilities	477,639	535,639
Operating lease liabilities, noncurrent	22,318	25,596
Deferred revenue, noncurrent	62,421	56,152
Deferred tax liabilities	10,415	9,642
Other noncurrent liabilities	728	846
Total liabilities	573,521	627,875
Stockholders’ equity:
Common stock, $0.001 par value	130	130
Treasury stock	(35,047)	(50,896)
Additional paid-in capital	606,420	617,390
Retained earnings (accumulated deficit)	72,674	(2,514)
Accumulated other comprehensive loss	(10,823)	(3,597)
Total stockholders’ equity	633,354	560,513

Total liabilities and stockholders’ equity	$ 1,206,875	$ 1,188,388

Condensed Consolidated Statements of Cash Flows
(unaudited, dollars in thousands)
	Three Months Ended
	December 31, 2022	January 1, 2022
Cash flows from operating activities
Net income	$ 75,188	$ 123,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,132	9,217
Stock-based compensation expense	20,195	17,459
Other	6,797	1,139
Deferred income taxes	167	14
Foreign currency transaction (gains) losses	(17,700)	494
Changes in operating assets and liabilities:
Accounts receivable, net	(7,286)	(79,000)
Inventories	143,144	(21,800)
Other assets	2,463	4,086
Accounts payable and accrued expenses	(65,917)	185,127
Accrued compensation	2,249	(49,094)
Deferred revenue	(3,950)	(13,510)
Other liabilities	15,804	2,321
Net cash provided by operating activities	182,286	179,934
Cash flows from investing activities
Purchases of property and equipment, and intangible assets	(14,689)	(6,355)
Cash paid for acquisitions, net of acquired cash	—	(27,101)
Net cash used in investing activities	(14,689)	(33,456)
Cash flows from financing activities
Payments for debt issuance costs	—	(929)
Payments for repurchase of common stock	(15,043)	(31,365)
Proceeds from exercise of common stock options	8,103	13,232
Payments for repurchase of common stock related to shares withheld for tax in connection with vesting of stock awards	(8,376)	(11,882)
Net cash used in financing activities	(15,316)	(30,944)
Effect of exchange rate changes on cash and cash equivalents	4,397	(1,218)
Net increase in cash and cash equivalents	156,678	114,316
Cash and cash equivalents
Beginning of period	274,855	640,101
End of period	$ 431,533	$ 754,417
Supplemental disclosure
Cash paid for interest	$ 111	$ 23
Cash paid for taxes, net of refunds	$ 1,903	$ 413

Cash paid for amounts included in the measurement of lease liabilities	$ 2,190	$ 3,410
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses	$ 2,030	$ 5,499
Right-of-use assets obtained in exchange for new operating lease liabilities	$ —	$ 2,246

Reconciliation of Selected Non-GAAP Financial Measures
(unaudited, dollars in thousands)
	Three Months Ended
	December 31, 2022	January 1, 2022
Research and Development (GAAP)	$ 76,940	$ 61,330
Stock-based compensation	9,151	6,738
Amortization of intangibles	495	1,071
Adjusted Research and Development (Non-GAAP)	$ 67,294	$ 53,521

Sales and Marketing (GAAP)	$ 78,696	$ 83,736
Stock-based compensation	4,113	3,647
Adjusted Sales and Marketing (Non-GAAP)	$ 74,583	$ 80,089

General and Administrative (GAAP)	$ 43,117	$ 39,725
Stock-based compensation	6,361	6,746
Legal and transaction related costs	6,289	3,873
Amortization of intangibles	24	24
Adjusted General and Administrative (Non-GAAP)	$ 30,443	$ 29,082

Total Operating Expenses (GAAP)	$ 198,753	$ 184,791
Stock-based compensation	19,625	17,131
Legal and transaction related costs	6,289	3,873
Amortization of intangibles	519	1,095
Adjusted Operating Expenses (Non-GAAP)	$ 172,320	$ 162,692

Total Operating Income (GAAP)	$ 86,304	$ 132,594
Stock-based compensation	20,195	17,459
Legal and transaction related costs	6,289	3,873
Amortization of intangibles	1,704	1,310
Adjusted Operating Income (Non-GAAP)	$ 114,492	$ 155,236
Depreciation	9,428	7,907
Adjusted EBITDA (Non-GAAP)	$ 123,920	$ 163,143

Reconciliation of Net Income to Adjusted EBITDA
(unaudited, dollars in thousands except percentages)
	Three Months Ended
	December 31, 2022	January 1, 2022
Net income	$ 75,188	$ 123,481
Add (deduct):
Depreciation and amortization	11,132	9,217
Stock-based compensation expense	20,195	17,459
Interest income	(1,967)	(33)
Interest expense	158	98
Other (income) expense, net	(23,576)	1,402
Provision for income taxes	36,501	7,646
Legal and transaction related costs(1)	6,289	3,873
Adjusted EBITDA	$ 123,920	$ 163,143
Revenue	$ 672,579	$ 664,481
Adjusted EBITDA margin	18.4%	24.6%

(1) Legal and transaction related costs consist of expenses related to our intellectual property litigation against Alphabet Inc. and Google LLC as well as legal and transaction costs associated with our acquisition activity, which we do not consider representative of our underlying operating performance.

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(unaudited, in thousands, except share and per share amounts)
	Three Months Ended
	December 31, 2022	January 1, 2022
Reconciliation of GAAP net income
GAAP net income	$ 75,188	$ 123,481
Stock-based compensation expense	20,195	17,459
Legal and transaction related costs	6,289	3,873
Amortization of intangibles	1,704	1,310
Non-GAAP net income	$ 103,376	$ 146,123

Reconciliation of net income per share
GAAP net income per share, diluted	$ 0.57	$ 0.87
Non-GAAP adjustments to net income per share	$ 0.21	$ 0.16
Non-GAAP net income per share, diluted	$ 0.79	$ 1.03
Weighted-average shares used in GAAP and non-GAAP per share calculation, diluted	131,502,986	142,322,448
Note: Certain figures may not sum due to rounding

Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow
(unaudited, dollars in thousands)
Three Months Ended
	December 31, 2022	January 1, 2022
Cash flows provided by operating activities	$ 182,286	$ 179,934
Less: Purchases of property and equipment, and intangible assets	(14,689)	(6,355)
Free cash flow	$ 167,597	$ 173,579

Revenue by Product Category
(unaudited, dollars in thousands)
	Three Months Ended
	December 31, 2022	January 1, 2022
Sonos speakers	$ 539,196	$ 501,886
Sonos system products	114,434	134,745
Partner products and other revenue	18,949	27,850
Total revenue	$ 672,579	$ 664,481

Revenue by Geographical Region
(unaudited, dollars in thousands)
	Three Months Ended
	December 31, 2022	January 1, 2022
Americas	$ 396,565	$ 373,813
Europe, Middle East and Africa	240,439	245,482
Asia Pacific	35,575	45,186
Total revenue	$ 672,579	$ 664,481

Stock-based Compensation
(unaudited, dollars in thousands)
	Three Months Ended
	December 31, 2022	January 1, 2022
Cost of revenue	$ 570	$ 328
Research and development	9,151	6,738
Sales and marketing	4,113	3,647
General and administrative	6,361	6,746
Total stock-based compensation expense	$ 20,195	$ 17,459

Amortization of Intangibles
(unaudited, dollars in thousands)
	Three Months Ended
	December 31, 2022	January 1, 2022
Cost of revenue	$ 1,185	$ 215
Research and development	495	1,071
General and administrative	24	24
Total amortization of intangibles	$ 1,704	$ 1,310

Use of Non-GAAP Measures

We have provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”), including adjusted EBITDA, adjusted EBITDA margin, free cash flow, net income excluding stock-based compensation, legal and transaction related fees, and amortization of intangibles, and diluted earnings per share excluding stock-based compensation, legal and transaction related fees, and amortization of intangibles. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define adjusted EBITDA as net income adjusted to exclude the impact of depreciation and amortization, stock-based compensation expense, interest income, interest expense, other income (expense), income taxes and other items that we do not consider representative of our underlying operating performance. We define adjusted EBITDA margin as adjusted EBITDA divided by revenue. We define free cash flow as net cash from operations less purchases of property and equipment and intangible and other assets. We calculate non-GAAP net income excluding stock-based compensation, legal and transaction related fees, and amortization of intangibles as net income less stock-based compensation, legal and transaction related fees, and amortization of intangibles. We calculate non-GAAP diluted earnings per share excluding stock-based compensation, legal and transaction related fees, and amortization of intangibles as net income less stock-based compensation, legal and transaction related fees, and amortization of intangibles divided by our number of shares at fiscal year end. We calculate constant currency growth percentages by translating our current period financial results using the prior period average currency exchange rates and comparing these amounts to our prior period reported results. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding our outlook for the fiscal year ending September 30, 2023, our long-term outlook, our long-term focus, financial, growth and business strategies and opportunities, growth metrics and targets, our business model, new products, services and partnerships, profitability and gross margins, market growth and our market share, the macroeconomic environment and our ability to weather it, and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to the duration and impact of the COVID-19 pandemic and related mitigation efforts on our industry and our supply chain; supply chain challenges, including shipping and logistics challenges, component supply-related challenges and inflationary pressures; our ability to accurately forecast product demand and effectively manage inventory levels, particularly during periods of fluctuating component availability; the impact of global economic, market and political events, including the continuing conflict between Russia and Ukraine, foreign currency exchange fluctuations and inflation; changes in consumer income and overall consumer spending as a result of economic or political uncertainty; changes in consumer spending patterns; our ability to successfully introduce new products and services and maintain or expand the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to meet product demand and manage any product availability delays; and the other risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended October 1, 2022 and our other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this press release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners.

About Sonos

Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos’ innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.

Investor Contact

James Baglanis
IR@sonos.com

Press Contact

Tom Lodge

PR@sonos.com

Source: Sonos